CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of EQ Advisors Trust of our report dated February 17, 2023, relating to the financial statements and financial highlights, which appears in EQ/Aggressive Allocation Portfolio, EQ/Conservative Allocation Portfolio, EQ/Conservative-Plus Allocation Portfolio, EQ/Moderate Allocation Portfolio, EQ/Moderate-Plus Allocation Portfolio, Target 2015 Allocation Portfolio, Target 2025 Allocation Portfolio, Target 2035 Allocation Portfolio, Target 2045 Allocation Portfolio, Target 2055 Allocation Portfolio, and EQ/Core Plus Bond Portfolio’s (each a portfolio of EQ Premier VIP Trust) Annual Report on Form N-CSR for the year ended December 31, 2022. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm” and “Form of Agreement and Plan of Reorganization and Termination” in such Registration Statement, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Portfolio Holdings Disclosure Policy”, “Financial Statements” and “Independent Registered Public Accounting Firm” in the Statements of Additional Information dated May 1, 2023 for EQ Premier VIP Trust, which are also incorporated by reference in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

July 19, 2023